U.S SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 -------------------------------------
FORM 8-K

CURRENT REPORT
Date of Report (Date of earliest event reported) June 17, 2002

HERITAGE COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

NEVADA	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11658 West 75th Street
Shawnee, Kansas 66214 _____________________________
(Address of Principal or
Executive Offices)

(913) 438-6622
___________________________
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Item 5. Other events.

The Company held its Annual Shareholder’s meeting on June 17, 2002.  There were three proposals for shareholder consideration;  1) an amendment of the Company’s By-Laws in order to increase the maximum number of Directors from two (2) to five (5) and to further divide the Board of Directors into three separate classes, with staggered terms, 2) assuming proposal number one is approved, the election of five directors to serve as Directors of the Company, and 3) an amendment to the Articles of Incorporation in order to increase the number of shares authorized for issuance from 11,000,000 to 20,000,000.

All of the proposals were approved and all nominees for Director were approved.  There were no other matters considered or acted upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Companies, Inc.
(Registrant)

Date:	June 17, 2002	/s/ Cary T. Daniel
Cary T. Daniel, Principal Executive Officer and Chairman of the Board of Directors